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                                                                     EXHIBIT 8.2

                                 July 1, 1998



Global Crossing Ltd.
Wessex House, 1st Floor
45 Reid Street
HAMILTON HM 12
Bermuda


Dear Sirs:

RE:  REGISTRATION STATEMENT ON FORM S-1
     Registration No. 333-53393 of Global Crossing Ltd. (the "Company")
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   We have acted as attorneys in Bermuda for the Company in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, File No. 333-53393 (the "Registration Statement"), with respect to the proposed offer by the Company of common shares (the "Shares") pursuant to the terms of a Prospectus, a copy of which has been filed on May 22, 1998 as part of the Registration Statement.

   For the purpose of this opinion we have examined (i) a copy of the Registration Statement, (ii) a copy of the Prospectus, (iii) a certified copy of the Memorandum of Association, Certificate of Incorporation and Bye-laws of the Company, (iv) a certified copy of the Foreign Exchange Letter dated March 17, 1998 issued by the Bermuda Monetary Authority in favour of the Company, and (v) a certified copy of the Tax Assurance dated March 24, 1998 issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

   Our opinion is limited to Bermuda laws supplied by the Courts of Bermuda at the date hereof and is given on the basis that it will be governed by and construed in accordance with Bermuda law. We have made no investigation of, nor do we express any opinion as to the laws of any jurisdiction other than Bermuda and in giving our opinion we have assumed (i) the genuineness of all signatures on the documents which we have examined, (ii) the accuracy of factual statements made therein, (iii) the authority, capacity and power of each of the persons signing the documents, and (iv) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

   In our opinion the sub-sections of the Prospectus entitled "Taxation of the Company Bermuda Tax Considerations" and "Taxation of the Stockholders Bermuda Tax Considerations" of the Prospectus under the main heading "Tax
Considerations" are an accurate statement of Bermuda law.

   Our opinion is limited to such matters and we express no opinion as to the laws of the United States of America or any other territory or jurisdiction.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our Firm under the caption "Service of Process and Enforcement of Liability".